Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

Cyclacel Pharmaceuticals ANNOUNCES STOCK SPLIT

BERKELEY HEIGHTS, NJ, May 7, 2025 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; “Cyclacel” or the “Company”), a biopharmaceutical company developing innovative medicines, today announced that it expects to implement a 1-for-16 reverse stock split on its shares of common stock effective May 12, 2025, with trading to begin on a split-adjusted basis at the market open on that day. Trading in the shares of common stock will continue on The Nasdaq Capital Market under the symbol “CYCC”. The new CUSIP number for the shares of common stock following the reverse stock split is 23254L884.

Upon the effectiveness of the reverse stock split, every 16 shares of the Company’s issued and outstanding shares of common stock will automatically convert into one issued and outstanding share of common stock. No fractional shares will be issued as a result of the reverse stock split. Instead, any fractional shares that would have resulted from the split will be rounded up or down to the next whole number, as applicable. The reverse stock split affects all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s outstanding shares of common stock, except for adjustments that may result from the treatment of fractional shares.

The reverse stock split at a ratio of 1-for-16 shares was approved by the Company’s board of directors and its stockholders. The Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware to reflect the reverse stock split occurring on May 12, 2025. The pre-reverse stock split number of shares of common stock issued and outstanding is 356,357,531 and the post-reverse stock split number of common stock issued and outstanding will be 22,272,346.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, epigenetics and mitosis biology. The epigenetic/anti-mitotic program is evaluating plogosertib, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies. Cyclacel’s strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, Cyclacel’s future plans and prospects, Cyclacel’s anticipated cash runway and the planned timing of data results and continued development of plogosertib. Factors that may cause actual results to differ materially include market and other conditions, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates and Cyclacel’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, although no assurance to that effect can be given. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Cyclacel Pharmaceuticals, Inc.

Datuk Dr. Doris Wong Sing Ee

Chief Executive Officer

Email: ir@cyclacel.com

© Copyright 2025 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.

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Cyclacel Pharmaceuticals, Inc.